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                                                                 EXHIBIT 10.1(b)

NationsBank, N.A.

                                                        Date:  DECEMBER 31, 1998
                                 Security Agreement


===================================================================================================================
Bank/Secured Party:                                    Debtor(s)/Pledgor(s):
NationsBank, N.A.
Banking Center:

       Commercial Lending                                                  BLUE RHINO CORPORATION
       380 Knollwood Street                                                104 CAMBRIDGE PLAZA DRIVE
       Winston-Salem, Forsyth Co., NC 27103                                WINSTON-SALEM, FORSYTH CO., NC 27104





(Street address including county)                      (Name and street address, including county)
=====================================================================================================================
 Debtor/Pledgor is:  [ ] Individual            [X] Corporation         [ ] Partnership   [ ] Other  ________________________________
 Address is Debtor's/Pledgor's:  [ ] Residence  [X] Place of Business  [ ] Chief Executive Office if more than one place of business
 Collateral (hereinafter defined) is located at:
 [X] Debtor's/Pledgor's address shown above         [ ] the following address:________________
 ___________________________________________________________________________________________________________________
 ___________________________________________________________________________________________________________
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[This Security Agreement ("Agreement") contains some provisions preceded by boxes.  If a box is marked, the provision applies to this transaction. If it is not marked, the provision does not apply to this transaction.]

1. Security Interest. For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Debtor/Pledgor (hereinafter referred to as "Debtor") assigns and grants to Bank (also known as "Secured Party"), a security interest and lien in the Collateral (hereinafter defined) to secure the payment and the performance of the Obligation (hereinafter defined).

2. Collateral. A security interest is granted in the following collateral described in this Item 2 (the "Collateral"):

     A. Types of Collateral (check as applicable)

[X] Accounts: Any and all accounts and other rights of Debtor to the payment for goods sold or leased or for services rendered whether or not earned by performance, contract rights, book debts, checks, notes, drafts, instruments, chattel paper, acceptances, and any and all amounts due to Debtor from a factor or other forms of obligations and receivables, now existing or hereafter arising out of the business of Debtor.

[X]  Inventory:


     [X]  Blanket Lien:  Any and all of Debtor's goods held as inventory, or


     [ ] Specific Inventory: Limited to any and all of Debtor's goods held as inventory which are specifically described in the space below,

whether now owned or hereafter acquired, including without limitation, any and all such goods held for sale or lease or being processed for sale or lease in
Debtor's business, as now or hereafter conducted, including all materials, goods and work in process, finished goods and other tangible property held for sale or lease or furnished or to be furnished under contracts of service or used or consumed in Debtor's business, along with all documents (including documents of title) covering such inventory including the following (attach schedule if necessary):_____________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

[X]  Equipment:

     [X]  Blanket Lien:  Any and all of Debtor's goods held as equipment, or

     [ ] Specific Equipment: Limited to any and all of Debtor's goods held as equipment which are specifically described in the space below,

including, without limitation, all machinery, tools, dies, furnishings, or fixtures, wherever located, whether now owned or hereafter acquired, together with all increases, parts, fittings, accessories, equipment, and special tools now or hereafter affixed to any part thereof or used in connection therewith including the following (attach schedule if necessary):
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

     B. Substitutions, Proceeds and Related Items. Any and all substitutes and replacements for, accessions, attachments and other additions to, tools, parts and equipment now or hereafter added to or used in connection with, and all cash or non-cash proceeds and products of, the Collateral (including, without limitation, all income, benefits and property receivable, received or distributed which results from any of the Collateral, such as dividends payable or distributable in cash, property or stock; insurance distributions of any kind related to the Collateral, including, without limitation, returned premiums, interest, premium and principal payments; redemption proceeds and subscription rights; and shares or other proceeds of conversions or splits of any securities in the Collateral); any and all choses in action and causes of action of Debtor, whether now existing or hereafter arising, relating directly or indirectly to the Collateral (whether arising in contract, tort or otherwise and whether or not currently in litigation); all certificates of title, manufacturer's statements of origin, other documents, accounts and chattel paper, whether now existing or hereafter arising directly or indirectly from or related to the Collateral; all warranties, wrapping, packaging, advertising and shipping materials used or to be used in connection with or related to the Collateral; all of Debtor's books, records, data, plans, manuals, computer software, computer tapes, computer systems, computer disks, computer programs, source codes and object codes containing any information, pertaining directly or indirectly to the Collateral and all rights of Debtor to retrieve data and other information pertaining directly or indirectly to the Collateral from third parties, whether now existing or hereafter arising; and all returned, refused, stopped in transit, or repossessed Collateral, any of which, if received by Debtor, upon request shall be delivered immediately to Bank.

     C. Balances and Other Property. The balance of every deposit account of Debtor maintained with Bank and any other claim of Debtor against Bank, now or hereafter existing, liquidated or unliquidated, and all money, instruments, securities, documents, chattel paper, credits, claims, demands, income, and any other property, rights and interests of Debtor which at any time shall come into the possession or custody or under the control of Bank or any of its agents or affiliates for any purpose, and the proceeds of any thereof. Bank shall be deemed to have possession of any of the Collateral in transit to or set apart for it or any of its agents or affiliates.

3.  Description of Obligation(s).  The following obligations ("Obligation" or
"Obligations") are secured by this Agreement: (a) All debts, obligations, liabilities and agreements of Debtor to Bank, now or hereafter existing, arising directly or indirectly between Debtor and Bank whether absolute or contingent, joint or several, secured or unsecured, due or not due, contractual or tortious, liquidated or unliquidated, arising by operation of law or otherwise, and all renewals, extensions or rearrangement of any of the above; (b) All costs incurred by Bank to obtain, preserve, perfect and enforce this Agreement and maintain, preserve, collect and realize upon the Collateral; (c) All debts, obligations, liabilities and agreements of ______________________ to Bank of the kinds described in this Item 3., now existing or hereafter arising; (d) All other costs and attorney's fees incurred by Bank, for which Debtor is obligated to reimburse Bank in accordance with the terms of the Loan Documents
(hereinafter defined), together with interest at the rate set forth in such Loan
Documents; and (e) All amounts

which may be owed to Bank pursuant to all other loan documents executed between Bank and ____________________________________. If Debtor is not the obligor of the Obligation, and in the event any amount paid to Bank on any Obligation is subsequently recovered from Bank in or as a result of any bankruptcy, insolvency or fraudulent conveyance proceeding, Debtor shall be liable to Bank for the amounts so recovered up to the fair market value of the Collateral whether or not the Collateral has been released or the security interest terminated. In the event the Collateral has been released or the security interest terminated, the fair market value of the Collateral shall be determined, at Bank's option, as of the date the Collateral was released, the security interest terminated, or said amounts were recovered.

4. Debtor's Warranties. Debtor hereby represents and warrants to Bank as follows:

     A. Financing Statements. Except as may be noted by schedule attached hereto and incorporated herein by reference, no financing statement covering the Collateral is or will be on file in any public office, except the financing statements relating to this security interest, and no security interest, other than the one herein created, has attached or been perfected in the Collateral or any part thereof.

     B. Ownership. Debtor owns, or will use the proceeds of any loans by Bank to become the owner of, the Collateral free from any setoff, claim, restriction, lien, security interest or encumbrance except liens for taxes not yet due and the security interest hereunder and purchase money security interests from trade creditors in the ordinary case of business.

     C. Fixtures and Accessions. None of the Collateral is affixed to real estate or is an accession to any goods, or will become a fixture or accession, except as expressly set out herein.

     D. Environmental Compliance. The conduct of Debtor's business operations and the condition of Debtor's property does not and to the best of Debtor's knowledge will not violate any federal laws, rules or ordinances for environmental protection, regulations of the Environmental Protection Agency and any applicable local or state law, rule, regulation or rule of common law and any judicial interpretation thereof relating primarily to the environment or any materials defined as hazardous materials or substances under any local, state or federal environmental laws, rules or regulations, and petroleum, petroleum products, oil and asbestos ("Hazardous Materials").

     E. Power and Authority. Debtor has full power and authority to make this Agreement, and all necessary consents and approvals of any persons, entities, governmental or regulatory authorities and securities exchanges have been obtained to effectuate the validity of this Agreement.

5. Debtor's Covenants. Until full payment and performance of all of the Obligation and termination or expiration of any obligation or commitment of Bank to make advances or loans to Debtor, unless Bank otherwise consents in writing:

     A. Obligation and This Agreement. Debtor shall perform all of its agreements herein and in any other agreements between it and Bank.

     B. Ownership and Maintenance of the Collateral. Debtor shall keep all tangible Collateral in good condition except for those properties deemed to be obsolete by Debtor. Debtor shall defend the Collateral against all claims and demands of all persons at any time claiming any interest therein adverse to Bank. Debtor shall keep the Collateral free from all liens and security interests except those for taxes not yet due, purchase money security interests from the trade creditors in the ordinary case of business, and the security interest hereby created.

     C. Bank's Costs. Debtor shall pay all costs necessary to obtain, preserve, perfect, defend and enforce the security interest created by this Agreement, collect the Obligation, and preserve, defend, enforce and collect the Collateral, including but not limited to taxes, assessments, insurance premiums, repairs, rent, storage costs and expenses of sales, legal expenses, reasonable attorney's fees and other fees or expenses for which Debtor is obligated to reimburse Bank in accordance with the terms of the Loan Documents. Whether the Collateral is or is not in Bank's possession, and without any obligation to do so and without waiving Debtor's default for failure to make any such payment, Bank at its option may pay any such costs and expenses, discharge encumbrances on the Collateral, and pay for insurance of the Collateral, and such payments shall be a part of the Obligation and bear interest at the rate set out in the Obligation. Debtor agrees to reimburse Bank on demand for any costs so incurred.

     D. Information and Inspection. Debtor shall (i) promptly furnish Bank any information with respect to the Collateral requested by Bank; (ii) allow Bank or its representatives to inspect the Collateral, at any time and wherever located, and to inspect and copy, or furnish Bank or its representatives with copies of, all records relating to the Collateral and the Obligation; (iii) promptly furnish Bank or its representatives such information as Bank may reasonably request to identify the Collateral, at the time and in the form requested by Bank; and (iv) deliver upon request to Bank shipping and delivery receipts evidencing the shipment of goods and invoices evidencing the receipt of, and the payment for, the Collateral.

     E. Additional Documents. Debtor shall sign and deliver any papers deemed necessary in the reasonable judgment of Bank to obtain, maintain, and perfect the security interest hereunder and to enable Bank to comply with any federal or state law in order to obtain or perfect Bank's interest in the Collateral or to obtain proceeds of the Collateral.

     F. Parties Liable on the Collateral. Debtor shall preserve the liability of all obligors on any Collateral and shall preserve the priority of all security therefor. Bank shall have no duty to preserve such liability or security, but may do so at the expense of Debtor, without waiving Debtor's default.

     G. Disposition of the Collateral. If disposition of any Collateral (other than propane cylinders) gives rise to an account, chattel paper or instrument, Debtor immediately shall notify Bank, and upon request of Bank shall assign or indorse the same to Bank.

     H. Accounts. Each account held as Collateral will represent the valid and legally enforceable obligation of third parties and shall not be evidenced by any instrument or chattel paper.

     I. Notice/Location of the Collateral. Debtor shall give Bank written notice of each office of Debtor in which records of Debtor pertaining to accounts held as Collateral are kept, and each location at which the Collateral is or will be kept. Any changes to or additions of any such locations shall be reported to Bank monthly by Debtor. If no such notice is given, all records of Debtor pertaining to the Collateral and all Collateral of Debtor are and shall be kept at the address marked by Debtor above.

     J. Change of Name/Status and Notice of Changes. Without the written consent of Bank, Debtor shall not change its name, change its corporate status, use any trade name or engage in any business not reasonably related to its business as presently conducted. Debtor shall notify Bank immediately of (i) any material change in the Collateral, (ii) a change in Debtor's residence or location, (iii) a change in any matter warranted or represented by Debtor in this Agreement, or in any of the Loan Documents or furnished to Bank pursuant to this Agreement, and (iv) the occurrence of an Event of Default (hereinafter defined).

     K. Use and Removal of the Collateral. Debtor shall not use the Collateral illegally. Debtor shall not, unless previously indicated as a fixture, permit the Collateral to be affixed to real or personal property without the prior written consent of Bank. Debtor shall not permit any of the Collateral to be removed from the locations specified by Debtor without the prior written consent of Bank, except for (i) the sale of inventory in the ordinary course of business, and (ii) the new installation or de-installation of propane cylinders and cylinder display racks, in the ordinary course of Debtor's business.

     L. Possession of the Collateral. Debtor shall deliver all investment securities and other instruments, documents and chattel paper which are part of the Collateral and in Debtor's possession to Bank, or if hereafter acquired, following acquisition, appropriately indorsed to Bank's order, or with appropriate, duly executed powers. Debtor waives presentment, notice of acceleration, demand, notice of dishonor, protest, and all other notices with respect thereto.

     M. Waivers by Debtor. Debtor waives notice of the creation, advance, increase, existence, extension or renewal of, and of any indulgence with respect to, the Obligation; waives presentment, demand, notice of dishonor, and protest; waives notice of the amount of the Obligation outstanding at any time, notice of any change in financial condition of any person liable for the Obligation or any part thereof, notice of any Event of Default, and all other notices respecting the Obligation; and agrees that maturity of the Obligation and any part thereof may be accelerated, extended or renewed one or more times by Bank in its discretion, without notice to Debtor. Debtor waives any right to require that any action be brought against any other person or to require that resort be had to any other security or to any balance of any deposit account. Debtor further waives any right of subrogation or to enforce any right of action against any other Debtor until the Obligation is paid in full.

     N. Other Parties and Other Collateral. No renewal or extension of or any other indulgence with respect to the Obligation or any part thereof, no release of any security, no release of any person (including any maker, indorser, guarantor or surety) liable on the Obligation, no delay in enforcement of payment, and

                                      -2-
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no delay or omission or lack of diligence or care in exercising any right or power with respect to the Obligation or any security therefor or guaranty thereof or under this Agreement shall in any manner impair or affect the rights of Bank under the law, hereunder, or under any other agreement pertaining to the Collateral. Bank need not file suit or assert a claim for personal judgment against any person for any part of the Obligation or seek to realize upon any other security for the Obligation, before foreclosing or otherwise realizing upon the Collateral. Debtor waives any right to the benefit of or to require or control application of any other security or proceeds thereof, and agrees that Bank shall have no duty or obligation to Debtor to apply to the Obligation any such other security or proceeds thereof.

     O. Collection and Segregation of Accounts and Right to Notify. Bank hereby authorizes Debtor to collect the Collateral, subject to the direction and control of Bank, but Bank may, after the accrual of an event of default under the Loan Agreement, without cause or notice, curtail or terminate said authority at any time. Upon notice by Bank, whether oral or in writing, to Debtor, Debtor shall forthwith upon receipt of all checks, drafts, cash, and other remittances in payment of or on account of the Collateral, deposit the same in one or more special accounts maintained with Bank over which Bank alone shall have the power of withdrawal. The remittance of the proceeds of such Collateral shall not, however, constitute payment or liquidation of such Collateral until Bank shall receive good funds for such proceeds. Funds placed in such special accounts shall be held by Bank as security for all Obligations secured hereunder. These proceeds shall be deposited in precisely the form received, except for the indorsement of Debtor where necessary to permit collection of items, which indorsement Debtor agrees to make, and which indorsement Bank is also hereby authorized, as attorney-in-fact, to make on behalf of Debtor. In the event Bank has notified Debtor to make deposits to a special account, pending such deposit, Debtor agrees that it will not commingle any such checks, drafts, cash or other remittances with any funds or other property of Debtor, but will hold them separate and apart therefrom, and upon an express trust for Bank until deposit thereof is made in the special account. Bank will, from time to time, apply the whole or any part of the Collateral funds on deposit in this special account against such Obligations as are secured hereby as Bank may in its sole discretion elect. At the sole election of Bank, any portion of said funds on deposit in the special account which Bank shall elect not to apply to the Obligations, may be paid over by Bank to Debtor. At any time, after the accrual of an event of default, Bank may notify persons obligated on any Collateral to make payments directly to Bank and Bank may take control of all proceeds of any Collateral. Until Bank elects to exercise such rights, Debtor, as agent of Bank, shall collect and enforce all payments owed on the Collateral.

     P. Compliance with State and Federal Laws. Debtor will maintain its existence, good standing and qualification to do business, where required, and comply with all laws, regulations and governmental requirements, including without limitation, environmental laws applicable to it or any of its property, business operations and transactions.

     Q. Environmental Covenants. Debtor shall immediately advise Bank in writing of (i) any and all enforcement, cleanup, remedial, removal, or other governmental or regulatory actions instituted, completed or threatened pursuant to any applicable federal, state, or local laws, ordinances or regulations relating to any Hazardous Materials affecting Debtor's business operations; and
(ii) all claims made or threatened by any third party against Debtor relating to damages, contribution, cost recovery, compensation, loss or injury resulting from any Hazardous Materials. Debtor shall immediately notify Bank of any remedial action taken by Debtor with respect to Debtor's business operations. Debtor will not use or permit any other party to use any Hazardous Materials at any of Debtor's places of business or at any other property owned by Debtor except such materials as are incidental to Debtor's normal course of business, maintenance and repairs and which are handled in compliance with all applicable environmental laws. Debtor agrees to permit Bank, its agents, contractors and employees to enter and inspect any of Debtor's places of business or any other property of Debtor at any reasonable times upon three (3) days prior notice for the purposes of conducting an environmental investigation and audit (including taking physical samples) to insure that Debtor is complying with this covenant and Debtor shall reimburse Bank on demand for the costs of any such environmental investigation and audit. Debtor shall provide Bank, its agents, contractors, employees and representatives with access to and copies of any and all data and documents relating to or dealing with any Hazardous Materials used, generated, manufactured, stored or disposed of by Debtor's business operations within five (5) days of the request therefor.

6.  Rights and Powers of Bank.

     A. General. Bank, before or after default, without liability to Debtor may: obtain from any person information regarding Debtor or Debtor's business, which information any such person also may furnish without liability to Debtor; require Debtor to give possession or control of any Collateral to Bank; indorse as Debtor's agent any instruments, documents or chattel paper in the Collateral or representing proceeds of the Collateral; contact account debtors directly to verify information furnished by Debtor; take control of proceeds, including stock received as dividends or by reason of stock splits; release the Collateral in its possession to any Debtor, temporarily or otherwise; after default, Bank may: require additional Collateral; take control of funds generated by the Collateral, such as cash dividends, interest and proceeds or refunds from insurance, and use same to reduce any part of the Obligation and exercise all other rights which an owner of such Collateral may exercise, except the right to vote or dispose of the Collateral before an Event of Default; at any time transfer any of the Collateral or evidence thereof into its own name or that of its nominee; and demand, collect, convert, redeem, receipt for, settle, compromise, adjust, sue for, foreclose or realize upon the Collateral, in its own name or in the name of Debtor, as Bank may determine. Bank shall not be liable for failure to collect any account or instruments, or for any act or omission on the part of Bank, its officers, agents or employees, except for its or their own willful misconduct or gross negligence. The foregoing rights and powers of Bank will be in addition to, and not a limitation upon, any rights and powers of Bank given by law, elsewhere in this Agreement, or otherwise. If Debtor fails to maintain any required insurance, to the extent permitted by applicable law Bank may (but is not obligated to) purchase single interest insurance coverage for the Collateral which insurance may at Bank's option (i) protect only Bank and not provide any remuneration or protection for Debtor directly and (ii) provide coverage only after the Obligation has been declared due as herein provided. The premiums for any such insurance purchased by Bank shall be a part of the Obligation and shall bear interest as provided in 3(d) hereof.

     B. Convertible Collateral. Bank may present for conversion any Collateral which is convertible into any other instrument or investment security or a combination thereof with cash, but Bank shall not have any duty to present for conversion any Collateral unless it shall have received from Debtor detailed written instructions to that effect at a time reasonably far in advance of the final conversion date to make such conversion possible.

7.  Default.

     A. Event of Default. An event of default ("Event of Default") shall occur if: (i) there is a loss, theft, damage or destruction of any material portion of the Collateral for which there is no insurance coverage or for which there is insufficient insurance coverage; (ii) Debtor or any other obligor on all or part of the Obligation shall fail to timely and properly pay or observe, keep or perform, subject to the tolling of any applicable cure periods, any term, covenant, agreement or condition in this Agreement or in any other agreement between Debtor and Bank or between Bank and any other obligor on the Obligation, including, but not limited to, any other note or instrument, loan agreement, security agreement, deed of trust, mortgage, promissory note, guaranty, certificate, assignment, instrument, document or other agreement concerning or related to the Obligation (collectively, the "Loan Documents"); (iii) Debtor or such other obligor shall fail to timely and properly pay or observe, keep or perform, subject to the tolling of any applicable cure periods, any term, covenant, agreement or condition in any agreement between such party and any affiliate or subsidiary of NationsBank Corporation; (iv) Debtor or such other obligor shall fail to timely and properly pay or observe, keep or perform, subject to the tolling of any applicable cure periods, any term, covenant, agreement or condition in any lease agreement between such party and any lessor pertaining to premises at which any Collateral is located or stored; or (v) Debtor or such other obligor abandons any leased premises at which any Collateral is located or stored and the Collateral is either moved without the prior written consent of Bank or the Collateral remains at the abandoned premises.

     B. Rights and Remedies. If any Event of Default shall occur, then, in each and every such case, Bank may, without presentment, demand, or protest; notice of default, dishonor, demand, non-payment, or protest; notice of intent to accelerate all or any part of the Obligation; notice of acceleration of all or any part of the Obligation; or notice of any other kind, all of which Debtor hereby expressly waives, (except for any notice required under this Agreement, any other Loan Document or applicable law); at any time thereafter exercise and/or enforce any of the following rights and remedies at Bank's option:

          i. Acceleration. The Obligation shall, at Bank's option, become immediately due and payable, and the obligation, if any, of Bank to permit further borrowings under the Obligation shall at Bank's option immediately cease and terminate.

          ii. Possession and Collection of the Collateral. At its option: (a) take possession or control of, store, lease, operate, manage, sell, or instruct any Agent or Broker to sell or otherwise dispose of, all or any part of the Collateral; (b) notify all parties under any account or contract right forming all or any part of the Collateral to make any payments otherwise due to Debtor directly to Bank; (c) in Bank's own name, or in the name of Debtor, demand, collect, receive, sue for, and give receipts and releases for, any and all amounts due under such accounts and contract rights; (d) indorse as the agent of Debtor any check, note, chattel paper, documents, or instruments forming all or any part of the Collateral; (e) make formal application for transfer to Bank (or to any assignee of Bank or to any purchaser of any of the Collateral) of all of Debtor's permits, licenses, approvals, agreements, and the like relating to the Collateral or to Debtor's business; (f) take any other action which Bank deems necessary or desirable to protect and realize upon its security interest in the Collateral; and (g) in addition to the foregoing, and not in substitution therefor, exercise any one or more of the rights and remedies exercisable by Bank under any other provision of this Agreement, under any of the other Loan Documents, or as provided by applicable law (including, without limitation, the Uniform Commercial Code as in effect in North Carolina (hereinafter referred to as the "UCC")). In taking possession of the Collateral Bank may enter Debtor's premises and otherwise proceed without legal process, if this can be done without breach of the peace. Debtor shall, upon Bank's demand, promptly make the Collateral or other security available to Bank at a place designated by Bank, which place shall be reasonably convenient to both parties.

Bank shall not be liable for, nor be prejudiced by, any loss, depreciation or other damages to the Collateral, unless caused by Bank's willful and malicious act or Bank's gross negligence. Bank shall have no duty to take any action to preserve or collect the Collateral.

          iii. Receiver. Obtain the appointment of a receiver for all or any of the Collateral, Debtor hereby consenting to the appointment of such a receiver and agreeing not to oppose any such appointment.

          iv. Right of Set Off. Without notice or demand to Debtor, set off and apply against any and all of the Obligation any and all deposits (general or special, time or demand, provisional or final) and any other indebtedness, at any time held or owing by Bank or any of Bank's agents or affiliates to or for the credit of the account of Debtor or any guarantor or indorser of Debtor's Obligation.

Bank shall be entitled to immediate possession of all books and records evidencing any Collateral or pertaining to chattel paper covered by this Agreement and it or its representatives shall have the authority to enter upon any premises upon which any of the same, or any Collateral, may be situated and remove the same therefrom without liability. Bank may surrender any insurance policies in the Collateral and receive the unearned premium thereon. Debtor shall be entitled to any surplus and shall be liable to Bank for any deficiency. The proceeds of any disposition after default available to satisfy the Obligation shall be applied to the Obligation in such order and in such manner as Bank in its discretion shall decide.

Debtor specifically understands and agrees that any sale by Bank of all or part of the Collateral pursuant to the terms of this Agreement may be effected by Bank at times and in manners which could result in the proceeds of such sale as being significantly and materially less than might have been received if such sale had occurred at different times or in different manners, and Debtor hereby releases Bank and its officers and representatives from and against any and all obligations and liabilities arising out of or related to the timing or manner of any such sale.

8.  General.

     A. Parties Bound. Bank's rights hereunder shall inure to the benefit of its successors and assigns. In the event of any assignment or transfer by Bank of any of the Obligation or the Collateral, Bank thereafter shall be fully discharged from any responsibility with respect to the Collateral so assigned or transferred, but Bank shall retain all rights and powers hereby given with respect to any of the Obligation or the Collateral not so assigned or transferred. All representations, warranties and agreements of Debtor if more than one are joint and several and all shall be binding upon the successors and assigns of Debtor.

     B. Waiver. No delay of Bank in exercising any power or right shall operate as a waiver thereof; nor shall any single or partial exercise of any power or right preclude other or further exercise thereof or the exercise of any other power or right. No waiver by Bank of any right hereunder or of any default by Debtor shall be binding upon Bank unless in writing, and no failure by Bank to exercise any power or right hereunder or waiver of any default by Debtor shall operate as a waiver of any other or further exercise of such right or power or of any further default. Each right, power and remedy of Bank as provided for herein or in any of the Loan Documents, or which shall now or hereafter exist at law or in equity or by statute or otherwise, shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy. The exercise or beginning of the exercise by Bank of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by Bank of any or all other such rights, powers or remedies.

     C. Agreement Continuing. This Agreement shall constitute a continuing agreement, applying to all future as well as existing transactions, whether or not of the character contemplated at the date of this Agreement, and if all transactions between Bank and Debtor shall be closed at any time, shall be equally applicable to any new transactions thereafter. Provisions of this Agreement, unless by their terms exclusive, shall be in addition to other agreements between the parties. Time is of the essence of this Agreement.

     D. Definitions. Unless the context indicates otherwise, definitions in the UCC apply to words and phrases in this Agreement; if UCC definitions conflict,
Article 9 definitions apply.

     E. Notices. Notice shall be deemed reasonable if mailed postage prepaid at least five (5) days before the related action (or if the UCC elsewhere specifies a longer period, such longer period) to the address of Debtor given above, or to such other address as any party may designate by written notice to the other party. Each notice, request and demand shall be deemed given or made, if sent by mail, upon the earlier of the date of receipt or five (5) days after deposit in the U.S. Mail, first class postage prepaid, or if sent by any other means, upon delivery.

     F. Modifications. No provision hereof shall be modified or limited except by a written agreement expressly referring hereto and to the provisions so modified or limited and signed by Debtor and Bank. The provisions of this Agreement shall not be modified or limited by course of conduct or usage of trade.

     G. Applicable Law and Partial Invalidity. This Agreement has been delivered in the State of North Carolina and shall be construed in accordance with the laws of that State. Wherever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement. The invalidity or unenforceability of any provision of any Loan Document to any person or circumstance shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.

     H. Financing Statement. To the extent permitted by applicable law, a carbon, photographic or other reproduction of this Agreement or any financing statement covering the Collateral shall be sufficient as a financing statement.

     I. ARBITRATION. ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE PARTIES HERETO INCLUDING BUT NOT LIMITED TO THOSE ARISING OUT OF OR RELATING TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT OR ANY RELATED INSTRUMENTS, AGREEMENTS OR DOCUMENTS, INCLUDING ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, SHALL BE DETERMINED BY BINDING ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (OR IF NOT APPLICABLE, THE APPLICABLE STATE LAW), THE RULES OF PRACTICE AND PROCEDURE FOR THE ARBITRATION OF COMMERCIAL DISPUTES OF J.A.M.S./ENDISPUTE OR ANY SUCCESSOR THEREOF ("J.A.M.S."), AND THE "SPECIAL RULES" SET FORTH BELOW. IN THE EVENT OF ANY INCONSISTENCY, THE SPECIAL RULES SHALL CONTROL. JUDGMENT UPON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. ANY PARTY TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT MAY BRING AN ACTION, INCLUDING A SUMMARY OR EXPEDITED PROCEEDING, TO COMPEL ARBITRATION OF ANY CONTROVERSY OR CLAIM TO WHICH THIS AGREEMENT APPLIES IN ANY COURT HAVING JURISDICTION OVER SUCH ACTION.

     i. SPECIAL RULES. THE ARBITRATION SHALL BE CONDUCTED IN THE COUNTY OF ANY BORROWER'S DOMICILE, OR IF THERE IS REAL OR PERSONAL PROPERTY COLLATERAL, IN THE COUNTY WHERE SUCH REAL OR PERSONAL PROPERTY IS LOCATED AT THE TIME OF THE EXECUTION OF THIS INSTRUMENT, AGREEMENT OR DOCUMENT AND ADMINISTERED BY J.A.M.S. WHO WILL APPOINT AN ARBITRATOR; IF J.A.M.S. IS UNABLE OR LEGALLY PRECLUDED FROM ADMINISTERING THE ARBITRATION, THEN THE AMERICAN ARBITRATION ASSOCIATION WILL SERVE. ALL ARBITRATION HEARINGS WILL BE COMMENCED WITHIN 90 DAYS OF THE DEMAND FOR ARBITRATION; FURTHER, THE ARBITRATOR SHALL ONLY, UPON A SHOWING OF CAUSE, BE PERMITTED TO EXTEND THE COMMENCEMENT OF SUCH HEARING FOR UP TO AN ADDITIONAL 60 DAYS.

     ii. RESERVATION OF RIGHTS. NOTHING IN THIS ARBITRATION PROVISION SHALL BE DEEMED TO (I) LIMIT THE APPLICABILITY OF ANY OTHERWISE APPLICABLE STATUTES OF LIMITATION OR REPOSE AND ANY WAIVERS CONTAINED IN THIS INSTRUMENT, AGREEMENT OR DOCUMENT; OR (II) BE A WAIVER BY BANK OF THE PROTECTION AFFORDED TO IT BY 12 U.S.C. SEC. 91 OR ANY SUBSTANTIALLY EQUIVALENT STATE LAW; OR (III) LIMIT THE RIGHT OF BANK HERETO (A) TO EXERCISE SELF HELP REMEDIES SUCH AS (BUT NOT LIMITED
TO) SETOFF, OR (B) TO FORECLOSE AGAINST ANY REAL OR PERSONAL PROPERTY COLLATERAL, OR (C) TO OBTAIN FROM A COURT PROVISIONAL OR ANCILLARY REMEDIES SUCH AS (BUT NOT LIMITED TO) INJUNCTIVE RELIEF, WRIT OF POSSESSION OR THE APPOINTMENT OF A RECEIVER. BANK MAY EXERCISE SUCH SELF HELP RIGHTS, FORECLOSE UPON SUCH PROPERTY, OR OBTAIN SUCH PROVISIONAL OR ANCILLARY REMEDIES BEFORE, DURING OR AFTER THE PENDENCY OF ANY ARBITRATION PROCEEDING BROUGHT PURSUANT TO THIS INSTRUMENT,

AGREEMENT OR DOCUMENT. NEITHER THIS EXERCISE OF SELF HELP REMEDIES NOR THE INSTITUTION OR MAINTENANCE OF AN ACTION FOR FORECLOSURE OR PROVISIONAL OR ANCILLARY REMEDIES SHALL CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE CLAIMANT IN ANY SUCH ACTION, TO ARBITRATE THE MERITS OF THE CONTROVERSY OR CLAIM OCCASIONING RESORT TO SUCH REMEDIES.

     J. Controlling Document. To the extent that this Security Agreement conflicts with or is in any way incompatible with any other Loan Document concerning the Obligation, any promissory note shall control over any other document, and if such note does not address an issue, then each other document shall control.

     K. Execution Under Seal. This Agreement is being executed under seal by Debtor(s).

     L. Additional Provisions. See Schedule "___________" attached hereto and incorporated hereunder for all purposes.

     M. NOTICE OF FINAL AGREEMENT. THIS WRITTEN SECURITY AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed under seal by their duly authorized representatives as of the date first above written.

Bank/Secured Party:                    Debtor(s)/Pledgor(s):

NationsBank, N.A.

By: /s/ Simpson O. Brown, Jr.          _____________________________ (Seal)
    -------------------------
Name:   Simpson O. Brown, Jr.          _____________________________
     ------------------------          Print Individual's Name
Title: Senior Vice President
      -----------------------          _____________________________ (Seal)

                                       _____________________________
                                       Print Individual's Name


                                       Corporate or Partnership Debtor/Pledgor:

                                       BLUE RHINO CORPORATION


                                       By: /s/ Billy D. Prim         (Seal)
                                          --------------------------
                                       Name:   Billy D. Prim
                                            ------------------------
                                       Title: Chairman and CEO
                                             -----------------------
                                       _____________________________
                                       Attest (If Applicable)

                                             [Corporate Seal]

                                      -5-